Technical Report
Doughstick Project
Campbell County, Wyoming, U.S.A.

NI 43-101 Technical Report Prepared for:

Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, WY 82605

Prepared by:

Douglass, H. Graves, P.E.

TREC, Inc.
951 Werner Court
Suite 395
Casper, WY 82601

January 26, 2010

Doughstick Project Technical Report	Page 2

Doughstick Project Technical Report	Page 3

LIST OF FIGURES

Figure 1	General Location Map
Figure 2	Adjacent Property Locations
Figure 3	Claim Block, Topographic, Surface and Mineral Ownership Map
Figure 4	Drainage Basins Location Map
Figure 5	Geological Map
Figure 6	Conceptual Uranium Roll Front Deposit
Figure 7	North Jane Cross Section A-A’
Figure 8	Doughstick Cross Section B-B’
Figure 9	Mineralization Trends and GT Contours

LIST OF TABLES

Table 8-1	Geology and Uranium Resources, Doughstick Claims
Table 17-1	Adjacent Properties in Pumpkin Buttes Mining District
Table 17-2	Adjacent Property Estimates of In-Place Tonnage and Grade
Table 19-1	Mineral Resources Summary

Doughstick Project Technical Report	Page 4

3.    SUMMARY

This technical report (“Technical Report”) was prepared by Douglass Graves, P.E. of TREC, Inc. The Author was retained by Uranerz Energy Corporation (“Uranerz”) to prepare an independent technical report in Form 43-101F1 of the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101) for the property comprising the Doughstick Project (the Project) located in Campbell County, Wyoming, U.S.A. The Author is an independent “qualified person” as defined by NI 43-101.

The Doughstick Project area includes the Doughstick mineralization trend in Section 21, a 100% Uranerz Energy Corporation (“Uranerz”) owned property, and the Doughstick and North Jane mineralization trends in Section 28, a property of the Arkose Mining Venture (“Arkose”), a joint venture between Uranerz (81%) and United Nuclear, LLC (19%). See Figure 3 for a description of the mineralization and ownership for the Project. This Technical Report presents the combined resource estimate for the two owners and two properties since Uranerz is the operator for both properties and plans to implement and manage the development of the Project.

This Technical Report addresses the uranium mineralization of the Doughstick Project which is located in the Pumpkin Buttes region of the Powder River Basin, in the state of Wyoming as seen in Figure 1. The Doughstick Project is located in Campbell County, Wyoming in Sections 21 and 28, T43N, R76W of the 6th Prime Meridian. Within the Doughstick Project Area, which is outlined by the general boundary illustrated in Figure 1, Uranerz/Arkose control 32 unpatented lode mining claims, fourteen fee mineral leases, and two Surface Use Agreements (SUA). The Doughstick Project area claims encompass approximately 880 acres (see Figures 2 and 3).

The host for uranium mineralization within the Doughstick Project area is in what is identified as the “A” Sand unit in the Doughstick mineralization and the 100 Sand unit at North Jane mineralization. The “A” Sand unit and 100 Sand unit are one and the same but with different identifiers depending on which property ownership is in discussion. For the purposes of this report, the equivalent “A” Sand and 100 Sand will be referred to as the “A” Sand. Mineralization averages approximately 7.1 feet in thickness, and ranges in thickness from one to 21 feet, for grades greater than 0.03% U3O8 and GT (Grade x Thickness) of 0.20 or greater. The uranium mineralization at the Doughstick Project area that occurs in the A Sand unit is typical of the Wyoming roll-front sandstone deposits.

Historical records indicate that mining claims were first staked in the Doughstick Project area by Mountain West Mines in 1968. Exploration drilling was conducted in the Doughstick Project area Sections 21 and 28, T43N, R76W, between the late 1960’s and late 1970’s by Cleveland Cliffs Iron (CCI). Little interest was generated by drilling of some 46 holes. During the 1980’s and into the early 1990’s an additional 33 exploration holes were drilled, some of which encountered mineralization of interest in the central part of Section 21. In 2006, 2007, 2008, and 2009 Uranerz drilled 121 exploration holes across Section 21 and the northern part of Section 28. This additional exploration encountered notable uranium mineralization. In addition, in 2009 Arkose drilled 50 exploration holes on North Jane in the southern part of Section 28, T43N, R76W.

Doughstick Project Technical Report	Page 5

Data available for the resource estimate presented in this Technical Report include geophysical logs, mineralization intercept grade calculations, drill hole and GT contour maps, and stratigraphic cross-sections from the 2006 through 2009 Uranerz, 2009 Arkose and historical drilling described above. The drilling data demonstrate one nearly continuous body of mineralization occurring within the “A” Sand along three stacked trends (roll fronts A2, A1M &A1L) in Section 21. Additional mineralization is noted to occur in the southern half of Section 28 (North Jane). The trend located there is a continuation of the mineralization in the “A” Sand from the north but with a barren gap between the two areas (See Figure 9).

This Technical Report presents an independent estimate of measured, indicated, and inferred mineral resources as defined in Section 1.2 of NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability. The estimated mineral quantity and grade described in this NI 43-101 Technical Report are calculated using accepted protocols. Therefore, these estimates meet the NI 43-101 classification of “measured”, “indicated” or “inferred” mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definitions Standards incorporated by reference therein.

The mineral resource estimates shown below were calculated using a GT (Grade x Thickness) contour method. The GT values of the subject sand intervals for each hole were plotted on a drill hole map and contour lines were drawn along the general mineralization trend (See Figure 9). The areas within the GT contour boundaries were used for calculating resource estimates. The mineral resources are reported based on GT cutoffs of 0.20 and 0.50. The 0.20 GT cutoff is recommended for reporting purposes and is presented in the following table. The 0.50 GT cutoff has been used to highlight areas of highest mineralization.

The estimate of mineral resources for the Doughstick Project is as follows:

Mineral Resource Estimates: Measured, Indicated and Inferred

Total Doughstick and North Jane Mineralization Resource

Measured Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	257,095	146,267	0.088
0.50	177,475	74,626	0.119

Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	710,788	447,102	0.079
0.50	459,868	175,472	0.131

Doughstick Project Technical Report	Page 6

Measured + Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	967,883	593,369	0.082
0.50	637,343	250,098	0.127

Inferred Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	87,981	79,903	0.055
0.50	23,755	14,524	0.082

In the opinion of the Author, the Doughstick Project represents a potentially viable mineral resource for future development. The Author has the following recommendations for developing the Project towards development:

  conduct additional radiological disequilibrium and bench scale leach testing with additional coring to confirm previous studies (approximate cost: $100,000 to $200,000);

  conduct hydrologic investigations and studies including pumping tests, determination of current groundwater levels and groundwater quality, and assess any potential issues related to coalescing of the “A” and “B” aquifers at Doughstick (approximate cost: $100,000 to $150,000);

  complete an economic evaluation of the project (approximate cost: $70,000 to $100,000);

  conduct environmental baseline studies for preparation of state and federal permit/license applications (approximate cost: $600,000 to $800,000).

4.    INTRODUCTION AND TERMS OF REFERENCE

4.1  Report Preparation

The following Technical Report was prepared by Douglass Graves, P.E. of TREC, Inc. The Author was retained by the issuer, Uranerz, to prepare an independent technical report in Form 43-101F1 of the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101) for the Doughstick Project located in Campbell County, Wyoming, U.S.A. (see Figures 1 and 2). The Author is an independent “qualified person” as defined by NI 43-101.

Doughstick Project Technical Report	Page 7

4.2    Property Ownership

In December 2005, Uranerz Energy Corporation purchased the Doughstick claims group (EB as indicated on Figure 3) as part of a six property agreement to option from Excalibur Industries. Uranerz then expanded the properties by staking additional claims in the immediate area. Acquisition of mineral rights to the Arkose properties, including North Jane, commenced in 2005 by NAMMCO (now United Nuclear, LLC) and continued into 2006 and 2007. On January 15, 2008, Uranerz completed acquisition of an undivided eighty-one percent interest in the NAMMCO properties and formed the Arkose Mining Venture with United Nuclear, LLC for the purpose of exploring and developing the properties, including North Jane.

Uranerz is a “pure play” uranium exploration company based in Casper, Wyoming, U.S.A., incorporated in Nevada. It is listed on the NYSE Amex Exchange (formerly called the American Stock Exchange) and the Toronto Stock Exchange (TSX) under the symbol “URZ”. Uranerz is also listed on the Frankfurt Stock Exchange under the symbol “U9E.” Uranerz’ major activities are focused on its properties in the Powder River Basin of Wyoming, U.S.A., an area well known for hosting uranium-mineralized roll fronts that are amenable to in-situ recovery (ISR) mining techniques. Uranerz controls approximately 119,312 acres, including 88,367 acres within Arkose Mining Venture, in the Powder River Basin and has submitted ISR license and mine permit applications for the Nichols Ranch Uranium In-Situ Recovery Project (the “Nichols Ranch ISR Project”) located north of the Doughstick Project area.

4.3    Purpose of Report

The purpose of this Technical Report is to review the available data for the Doughstick Project and develop an estimate of mineral resources. This Technical Report conforms to NI 43-101 Standards of Disclosure for Mineral Projects.

4.4    Terms of Reference

Units of measurement, unless otherwise indicated are feet (ft), miles, acres, pounds avoirdupois (lbs.), and short tons (2,000 lbs.). Uranium grade is expressed as weight percent U3O8, the standard market unit. Grade is reported for historical resources and the mineral resources reported here are percent eU3O8. eU3O8 refers to an assay or grade of equivalent uranium as determined from a gamma ray log. ISR refers to in-situ recovery, also termed ISL or in-situ leach.

4.5    Sources of Information and Data

Uranerz performed exploratory drilling within the Doughstick Project area (Section 21) in 2006, 2007, 2008 and 2009. In addition, Arkose conducted exploratory drilling in 2009 (Section 28), and the results of both drilling programs are the primary source of information and data for this Technical Report. The data from historical drilling conducted by CCI and others during the time period from the late 1960’s to the early 1980’s were used to a lesser degree in this report. The findings of this Technical Report are based upon published and unpublished data including:

Doughstick Project Technical Report	Page 8

  lithologic and geophysical logs, and mineralization intercept grade calculations for drilling completed by Uranerz in 2006-2009 and by Arkose in 2009 and historical drilling;

  drill hole location data for 2006-2009 Uranerz drilling, 2009 Arkose drilling and historical drilling;

  cross sections constructed from geophysical logs from the 2006-2009 Uranerz drilling and 2009 Arkose drilling.

A more detailed summary pertaining to the drilling program for the Doughstick Project is provided in Section 12.

In addition, relative reports were evaluated to provide additional background information regarding the geology and potential for economic development of the property. The reports were also used to assist the Author in the identification and relative position of the host sand (A Sand) and to identify the general location of the mineralized trend. These reports include:

“Geology and Uranium Reserves of the Doughstick, Pumpkin Buttes, Wyoming” prepared for Uranerz Energy Corp. in January, 2007 (Brown, 2007)

NI 43-101 compliant report “Technical Report, South Doughstick Property Campbell and Johnson Counties, Wyoming” prepared for Uranerz Energy Corp. in October, 2009 (TREC, 2009)

NI 43-101 compliant report “Technical Report on the Arkose Mining Venture Project” prepared for Uranerz Energy Corp. in February, 2008 (TREC, 2008);

NI 43-101 compliant report “Nichols Ranch Uranium Project” prepared for Uranerz Energy Corp. in October, 2007 (BRS, 2007);

NI 43-101 compliant report “Technical Report, Nichols Ranch Property Johnson and Campbell Counties, Wyoming” in June, 2009 (Brown, 2009);

4.6    Extent of Author’s Field Involvement

Douglass Graves, P.E. visited the site on November 19, 2008 to tour the Doughstick Project Area with Kurt Brown, Vice President of Exploration, Uranerz. The site visit was conducted to observe the on-going uranium exploration activities being conducted by Uranerz in the Doughstick Project area. Mr. Graves subsequently visited the Casper, Wyoming office of Uranerz in 2009 where relevant data were obtained for development of this mineral resource estimate.

5.    RELIANCE ON OTHER EXPERTS

The information, conclusions, opinions, and estimates contained herein are based on:

Doughstick Project Technical Report	Page 9

  information available to TREC Inc. at the time of preparation of this Technical Report as provided by Kurt Brown (Uranerz) and Bruce Larson (Arkose);

  assumptions, conditions, and qualifications as set forth in this Technical Report;

  evaluation of mineralization grade calculations and mineral resource estimate analyses, existing mineral resources reports, (James Shriver, P.G.)

  data, reports, and other information supplied by Uranerz and third party sources (to the extent identified and as referenced herein).

For this Technical Report, the Author has relied on property ownership information provided by Uranerz and has not researched property title or mineral rights for the Doughstick Project properties. The Author expresses no legal opinion as to the ownership status of the Doughstick Project properties.

6.    PROPERTY DESCRIPTION AND LOCATION

6.1    Location and Size

The Doughstick Project is located in the Pumpkin Buttes region of the Powder River Basin, in Campbell County, Wyoming at a latitude and longitude of approximately 43 degrees, 41 minutes North by 106 degrees, 01 minutes West. The Doughstick Project area is located in Sections 21 and 28, T43N, R76W of the 6th Prime Meridian, Campbell County, Wyoming in the Powder River Basin. The Doughstick Project includes the Doughstick mineralization, a 100% Uranerz Energy Corporation (“Uranerz”) owned property located in Section 21 of T43N, R76W, and the North Jane mineralization, a property of the Arkose Mining Venture (“Arkose”) which is a joint venture between Uranerz (81%) and United Nuclear, LLC (19%) located in Section 28 of T43N, R76W. The Doughstick Project properties are located approximately 43 miles east of Kaycee, 70 miles southwest of Gillette, and 80 miles north northeast of Casper, Wyoming (See Figure 1). For reference purposes, a normal township consists of 36 sections with each section being one square mile, or six sections by six sections or approximately 36 square miles.

6.2    Mining Claims, Fee Mineral Leases and Surface Use Agreements

Within the Project area, Uranerz/Arkose control 32 unpatented lode mining claims, two Surface Use Agreements (SUA) and 14 fee mineral leases. The Doughstick Project encompasses approximately 880 net mineral acres. In the south half of Section 28, T43N, R76W, Uranerz controls 87.5% of the fee mineral estate under various fee mineral leases mentioned above.

Uranerz/Arkose title to the unpatented lode claims is subject to the rights of pedis possessio against all third party claimants as long as said claims are maintained. The claims do not have an expiration date. However, affidavits must be filed annually with the federal U.S. Bureau of Land Management (BLM) and respective county recorder’s offices in order to maintain the claims’ validity. In addition, most of the above-mentioned unpatented lode claims are located on Stock Raising Homestead land where the U.S. government has issued a patent for the surface to an individual and reserved the minerals to the U.S. government subject to the location rights by claimants as set forth in the 1872 Mining Law.

Doughstick Project Technical Report	Page 10

The fee mineral leases have a term of 10 years as do the SUA’s. The SUA’s have set provisions for reimbursement to the surface owner for damages resulting from Uranerz/Arkose operations.

6.3    Legal Surveys

Legal surveys of unpatented lode claims are not required, and, to the Authors’ knowledge, have not been completed to advance the subject properties toward patent. The area covered by the SUA’s is based on the legal subdivision descriptions as set forth by the U.S. Cadastral Survey and, to the Authors’ knowledge, the area covered by the SUA’s have not been verified by legal survey.

6.4    Mineralized Areas and Existing Mine Workings

Mineral resources are located in the Eocene age Wasatch Formation in what is identified as the “A” host sand unit at Doughstick and the 100 sand unit at North Jane. The “A” sand unit and 100 sand unit are one and the same but with different identifiers depending on which property ownership is in discussion. For the purposes of this report, the equivalent “A” sand and 100 sand will be referred to as the “A” sand.

There are no pre-existing mineral processing facilities or related tailings ponds or waste deposits within the subject property. There is currently a Notification to Drill in effect for the Doughstick Project properties (See additional information in Section 6.7) . The proposed Nichols Ranch ISR Project central process facility (mining permits applied for from the Wyoming Department of Environmental Quality and the U.S. Nuclear Regulatory Commission) is located 0.75 miles north of the Doughstick Project area.

6.5    Royalties and Encumbrances

All lode mining claims in the Doughstick Project area are subject to royalties. In Section 21 and the north portion of Section 28, 32 unpatented lode mining claims have a royalty interest burden of 6% or 8% depending on the sale price of uranium. In the southern part of Section 28 where North Jane is located, 14 fee mineral leases have royalties ranging from 2% to 10% depending on the sale price of uranium. Surface owners have a set rate for reimbursement of any land taken out of service for mining activities and one of the Surface Owners could receive an extraction fee on production with a burden of one or two percent depending on the sale price of uranium, and the other Surface Owner could possibly receive a 5% royalty based on a legacy agreement for which the standing is in question.

The unpatented lode mining claims will remain the property of Uranerz/Arkose provided they adhere to required filing and annual payment requirements with Campbell County and the BLM. The SUA’s will remain in force so long as the mining claims are maintained. Legal surveys of unpatented lode mining claims are not required and are not known to have been completed.

All of the unpatented lode mining claims have annual filing requirements ($140 per claim) with the BLM, to be paid on or before September 1 of each year.

Doughstick Project Technical Report	Page 11

6.6    Environmental Liabilities

The Author is not aware of any environmental assessments having been performed to identify potential environmental issues at the subject property. As such, the Author is not aware of any outstanding environmental issues or liabilities. The only activities that have occurred on the subject property are exploration drilling for uranium, exploration for oil and gas, and production of coal bed methane (CBM) gas. Uranerz/Arkose’s only known existing potential liability is reclamation of exploration drill sites and exploration access roads.

6.7    Required Permits Exploration

Exploration drilling has been conducted at the Doughstick Project properties. The volume and extent of exploration is described in detail in Sections 8.1 and 8.2. Additional exploratory drilling may be conducted by Uranerz/Arkose to better define mineralization within specified areas of interest. Uranerz (and as operator for Arkose) has a Notification to Drill permit from the State of Wyoming Department of Environmental Quality/Land Quality Division (WDEQ/LQD) for additional drilling.

Production

Future mining development will require a number of licenses/permits with the two most significant being (a) the Permit to Mine, issued by the WDEQ/LQD and (b) the Source Material License, required and issued by the U.S. Nuclear Regulatory Commission (NRC) for mineral processing of natural uranium. In December 2007, Uranerz submitted permit applications for the Permit to Mine and for the Source Material License to the WDEQ/LQD and NRC, respectively for the Nichols Ranch ISR Project located north of the Project. These applications are currently being reviewed by the regulatory oversight agencies. The applications include identification of a central processing plant, satellite plant and well fields to be located north of the Doughstick Project properties.

The NRC has the responsibility to issue Source Material Licenses to “receive title to, receive, possess, use, transfer, or deliver any source nuclear material after removal from its place of deposit in nature” (Code of Federal Regulations (CFR) 40.1 and 40.3) . “Source nuclear material” is defined as uranium and/or thorium in any form, or ores containing 0.05 percent or more by weight uranium and/or thorium. The NRC is responsible for the oversight and implementation of the National Environmental Policy Act (NEPA) regulations. Pursuant to 10 CFR 51.20, all licenses for new uranium mills (including ISR facilities) will be required to submit a license application that will include an environmental report and a technical report. 10 CFR 51.20 further requires that an environmental Impact statement (EIS) be conducted for new uranium mills (including ISR facilities). In June 2009, NRC issued a Generic Environmental Impact statement (“GEIS) for new uranium ISR operations to meet this requirement. Additional site specific environmental reviews will be conducted at each site resulting in a supplemental EIS that is tiered off of the GEIS. Environmental baseline information (hydrology, vegetation, wildlife, etc.) on this property must be developed in order to complete the applications for a WDEQ/LQD Permit to Mine and a NRC Source Material License.

Doughstick Project Technical Report	Page 12

Any injection or pumping operations will require permits from the WDEQ which has authority under the Safe Water Drinking Act that stems from a grant of primacy from the U.S. Environmental Protection Agency for administering underground injection control programs in Wyoming.

7.    ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

7.1    Topography, Elevation and Vegetation

The Doughstick Project properties are located within the Wyoming Basin physiographic province, in the central portion of the Powder River Basin, within the Pumpkin Buttes Mining District, The Pumpkin Buttes are a series of small buttes rising up to 6,000 feet elevation, nearly 1,000 feet above the surrounding plains. The rock capping the top of the buttes is the Oligocene age White River Formation erosional remnant, which is believed to have overlain the majority of the Powder River Basin. While volcanic tuffs in the White River Formation have been cited as a possible source of uranium in this basin (Davis, 1969), the White River itself is not considered a uranium resource in this area. The Doughstick Project properties are located six miles west of the South Pumpkin Butte.

The Doughstick Project properties consist of sagebrush and native grasses, covering rolling hills, steep walled gullies, and ephemeral streams. Elevations range from approximately 4,650 to 4,950 feet above sea level. Figures 1 and 3 illustrate the topography of the subject property.

The Doughstick Project properties are located in the Cottonwood Creek drainage roughly 16 miles southeast of the Powder River. Cottonwood Creek is tributary to the Dry Fork of the Powder River, which is a tributary to the Powder River.

Historically and currently, the land is used for livestock and wildlife grazing. Vegetation is characteristically sagebrush shrub land and mixed grassland with some pines on elevated terrain and some deciduous trees within drainages.

7.2    Access

The Doughstick Project properties are accessible via two-wheel drive on existing private gravel and dirt roads many of which have been improved by CBM development. The approximate center of the subject property is eight miles north of Wyoming Highway 387 (see Figure 2). Some road development and improvements may be required at a later time to facilitate future development of wellfields or satellite facilities.

7.3    Proximity to Population Centers and Transport

The Doughstick Project properties are located approximately 69 miles southwest of Gillette, Wyoming and 80 miles northeast of Casper, Wyoming. The project is accessed from Wyoming Highway 387 from the south and secondary county gravel surface and light-duty to unimproved private roads. The site location is shown on Figures 1 and 2.

Doughstick Project Technical Report	Page 13

7.4    Climate

In the vicinity of the Doughstick Project properties, the weather may limit the time periods for capital construction but should not significantly affect the operation of an ISR facility. The climate is semiarid and receives an annual precipitation of approximately 13 inches, the majority of which falls from February to April as snow. Cold, wind, and snow/blizzards can make winter exploration and construction work in this area difficult but not impossible. The summer months are typically hot, dry and clear except for infrequent high-intensity, short-duration storm events.

7.5    Local Resources and Property Infrastructure

As discussed in Section 6.0, Uranerz/Arkose has secured sufficient surface access rights for exploration and development of the project.

The basic infrastructure (power, water, and transportation) necessary to support an ISR mining operation is located within reasonable proximity of the subject property. Existing infrastructure is associated with local oil, gas, and CBM development. Based upon discussions with the local electrical service provider, overhead power is currently committed, but additional power for future projects can be made available.

Non-potable water will be supplied by wells developed at or near the site. Water extracted as part of ISR operations will be recycled for reinjection. Typical ISR mining operations also require a disposal well for limited quantities of fluids that cannot be returned to the production aquifers. Deep disposal well(s) is planned for the Nichols Ranch ISR processing facility immediately north of the Doughstick Project properties.

The proximity of the Doughstick Project properties to paved roads will facilitate transportation of equipment, supplies, personnel, and product to and from the Project.

Although the population within 50 miles of the subject property consists mainly of rural ranch residences, personnel required for exploration, construction, and operation are available in the nearby towns of Wright, Midwest, Edgerton, Gillette, Buffalo, and Casper, Wyoming.

Tailings storage areas, waste disposal areas, and heap leach pad(s) will not be a part of the infrastructure for the Doughstick Project, as ISR operations do not require these types of facilities. However, solutions from mining the Doughstick Project may be sent by pipeline to the proposed Nichols Ranch central process facility or a satellite plant may be constructed. The final plan will be approved by a Source Material License and Permit to Mine, applications for which have not yet been submitted for the Doughstick Project properties.

8.    HISTORY

8.1   Ownership History of the Doughstick Properties

The Doughstick Project properties are located within a large exploration area encompassing Townships 33 through 50 North of Ranges 69 through 79 West, on the 6th principal meridian. In 1966, Mountain West Mines Inc. (MWM, a subsidiary of Excalibur Industries) began a

Doughstick Project Technical Report	Page 14

successful drilling exploration program in a portion of the larger area. In 1967, MWM entered into an agreement with CCI for further exploration and option if suitable resources were found. CCI exercised its option in 1976 with plans to begin underground mining operations in the vicinity of North Butte. Changing economic conditions and the development of ISR mining technology reportedly ended much of CCI’s interest in the area.

In addition to CCI, other uranium exploration companies during the last forty years have controlled property either within or near the Doughstick Project properties. These included Kerr McGee, Conoco, Texaco, American Nuclear, Tennessee Valley Authority and Uranerz U.S.A., Inc. The mining claims and leases originally controlled by most of these companies were let go over the years due to market conditions. These property abandonments continued into 2004.

In December 2005, Uranerz Energy Corporation purchased the Doughstick claims group as part of a six property agreement to option from Excalibur Industries. Uranerz then expanded the properties by staking additional claims in the immediate area.

Acquisition of mineral rights to the Arkose properties, including North Jane, commenced in 2005 by NAMMCO (now United Nuclear, LLC) and continued into 2006 and 2007. On January 15, 2008, Uranerz completed acquisition of an undivided eighty-one percent interest in the NAMMCO properties and formed the Arkose Mining Venture with United Nuclear, LLC for the purpose of exploring and developing the properties. Uranerz is the operator for the Arkose Mining Venture.

8.2    Exploration and Development Work Undertaken

According to records, mining claims were first staked in the Doughstick Project area by MWM in 1968. Exploration drilling was conducted in the Doughstick Project area Section 21 and 28, T43N, R76W, between the late 1960’s and late 1970’s by CCI. Little interest was generated by the completion of some 46 holes from this drilling. During the 1980’s and into the early 1990’s an additional 33 exploration holes were drilled, some of which encountered mineralization of interest in the central part of Section 21. In 2006, 2007, 2008, and 2009 Uranerz drilled 121 exploration holes across Section 21 and the northern part of Section 28. This exploration identified notable mineralization. In addition, in 2009 Arkose drilled 50 exploration holes on North Jane in the southern part of Section 28, T43N, R76W.

Existing Mineral Resource Estimates and Their Reliability

There are two published reports on the Nichols Ranch ISR Project located 1.5 miles north of the subject project property and one published report covering the Arkose property at South Doughstick located one mile west of the Doughstick Project properties and are identified in Section 4.5 (BRS 2007, Brown 2009, TREC 2009). These documents are considered by the Author to be relevant to this report. Three of the reports are published and NI 43-101 compliant. These reports provide background information and confirmation of the geology and potential for economic development. The reports were also used to assist the Author in the identification and relative position of the host “A” sand (100 sand equivalent) and to identify the general location of the mineralized trend (roll front).

The Author reviewed one unpublished mineral resource estimate for the Doughstick Project area

Doughstick Project Technical Report	Page 15

and it is identified in Section 4.5, (Brown, 2007). The (Brown, 2007) report was not authored by an independent geologist.

The following summarizes the resource estimate developed in the above cited report:

Table 8 -1 Geology and Uranium Resources, Doughstick Claims,

Pumpkin Buttes, Wyoming (Brown, 2007)

GT Minimum	Resource	Tons Ore	%Grade (eU3O8) @>0.02%	(eU3O8 ) Pounds
0.25	Measured	0	-	0
0.25	Indicated	NA	.067	115,800
0.25	Inferred	NA	.067	282,100

The (Brown, 2007) resource report is considered to be reliable by the Author to the extent that the data were available at the time of writing.

8.3    Production History

The Doughstick Project properties are located within the Pumpkin Buttes Mining District, which was the first commercial uranium production district in Wyoming. Uranium was first discovered in the Pumpkin Buttes in 1951. Intermittent production from some 55 small mines through 1967 produced 36,737 tons of ore containing 208,143 pounds of uranium (Breckenridge et al., 1974). This early mining focused on shallow oxidized ores exploited by small open-pit mines. The ore was generally transported to the Atomic Energy Commission buying station in Edgemont, South Dakota. Modern mining in the district has focused on deeper reduced ores.

The Author did not identify any known uranium production from the Doughstick Project properties. However, there has been production in close proximity. Prior ISR tests and operating uranium production near the subject property include the Christensen Ranch commercial ISR mine, located eight miles north of the Doughstick Project area. The Collins Draw and North Rolling Pin pilot tests located three miles east and northeast of the Doughstick Project area and the Ruth pilot test located six miles southwest of the Doughstick Project area which produced 32,000 pounds of U3O8. The Christensen Ranch ISR facility has produced over three million of pounds of U3O8 and has been purchased (subject to closing) by Uranium One with plans to re-start the facility. Figure 2 illustrates the location of these projects.

Doughstick Project Technical Report	Page 16

9.    GEOLOGIC SETTING

9.1    Regional, Local, and Property Geology

Regional, local and property surficial geology is shown on Figure 5. Figure 6 provides a conceptual model of the uranium roll front deposit within the Doughstick Project properties.

The Eocene age Wasatch Formation hosts the uranium mineralization within and adjacent to the Doughstick Project properties. The Wasatch is a fluvial deposit composed of sandstones interbedded with claystones, siltstones, carbonaceous shale, and thin coal seams. The sandstones compose roughly one-third of the sequence and tend to be lenticular and laterally discontinuous. The finer claystone – siltstone layers are more laterally continuous. In the vicinity of the Pumpkin Buttes, the Wasatch Formation is reportedly 1,575 feet thick (Sharp and Gibbons, 1964).

Underlying the Wasatch is the Paleocene age Fort Union Formation, another fluvial sedimentary deposit consisting of coals, sandstones, siltstones, and claystones. Over most of the Powder River Basin, the coals in the upper portion of the Fort Union are separated from sands in the overlying Wasatch Formation by at least 300 feet of continuous, low-permeability claystone and siltstone units of variable thickness, separating the proposed uranium mining from existing CBM production horizons at the Doughstick Project area. The total thickness of the Fort Union in this area is reportedly 3,000 feet.

The mineralized zones at the Doughstick Project properties are typical Powder River Basin roll-front deposits. Uranium mineralization, where present, is found at the interface of naturally occurring chemical boundary between reduced and oxidized sandstone facies. Due to the nature of fluvial sandstone composition, an individual sand member may have several vertically superimposed subsidiary roll fronts. This is caused by small permeability differences in the sandstone or the occasional vertical contact between sand members resulting in development of multiple roll fronts that overlie each other in complex patterns.

The stratigraphy of the Wasatch consists of alternating layers of sand and shale with lignite marker beds. At the Doughstick Project properties, there are four primary groups of Wasatch Formation sand members; “F”, “C”, “B”, and “A” sands (100 sand being equivalent to the “A” sand). The “F” Sand member is the shallowest, occurring at or near the surface in the area, and the “A” Sand member is the deepest. These Wasatch sand members are not all present throughout the Doughstick Project area, due to the fluvial origin of deposition.

The area in which the Doughstick Project properties lie, is in close proximity to the synclinal axis of the Powder River Basin, and the host Wasatch Formation dips approximately 1 to 1.5 degrees to the northeast in this area.

At the Doughstick Project properties, the mineralized sand horizon (“A” Sand) occurs within the lower part of the Wasatch. The host sand is primarily arkosic in composition, friable, and contains trace carbonaceous material and organic debris. There are local sandy mudstone/siltstone intervals with the sandstone, and the sand may thicken or pinch-out in some locations.

Doughstick Project Technical Report	Page 17

9.2    Hydrogeology

The Doughstick Project properties are located within the Powder River Drainage Basin. The area is of moderate topographic relief with ephemeral surface water drainages to the Powder River to the west. Recharge to the sands of the Wasatch is mainly on their outcrops. Flow in the aquifers generally moves to the north along the paleodrainage trends, with a small portion of the groundwater discharging to streams. Aquifer properties are locally unpredictable due to large variations in local lithologies. Transmissivities within the Wasatch are known to range anywhere from 1 to 5,000 gpd/ft.

According to the Wyoming State Engineer’s Office, there are 10 permitted stock water wells and no domestic water wells in or near the Doughstick Project area. Two of the stock water wells report static water depths and include:

  Fetty Well No. 1 is located in the SW/SW of Section 21, T43N, R76W, just west of the main Doughstick mineral trends. The reported static water level is 135 feet below surface.

  Taylor #22-1 Well is located southwest of the area in SE/SW of Section 32, T43N, R76W. The reported static water depth is 60 feet below surface.

The limited static water level information suggests that water levels at the Doughstick Project area will not negatively impact the suitability of ISR mining, as the average mineralized zone depth is 557 feet, significantly below the water levels of 60 to 135 feet below surface. However, the acquisition of additional hydrologic data is needed to confirm water levels within the area.

The “A” Sand of the Wasatch formation is the mineral bearing aquifer at the Doughstick Project properties. The “A” Sand is a vertically confined aquifer with aquitards above and below the uranium mineralized horizons. The “A” Sand in the Doughstick Project area is not however, separated from the stratigraphically higher “B” Sand aquifer by an aquitard which overlies the “A” Sand elsewhere to the north and west of the Doughstick Project area. An aquitard however, does confine the combination “A” / “B” aquifer above the “B” horizon over all of the Doughstick project area.

Recommendations in this Technical Report include hydrologic investigations and studies including pumping tests and collection of ground water level data and quality.

10.   DEPOSIT TYPES

Uranium mineralization at the Doughstick Project is typical of the Wyoming roll-front sandstone deposits as described by Granger and Warren (1979), Rackley (1972), and Davis (1969). Sandstone-type deposits are irregular in shape, roughly tabular and elongate, and range from thin pods a few feet in width and length, to bodies several tens or hundreds of feet in length. The deposits are roughly parallel to the enclosing channels but may form rolls that cut across bedding. Roll-front deposits generally occur along a geochemical front and are typified by a C-shaped morphology in which the outside of the “C” extends down-gradient (direction of historical groundwater flow), and the tails of the “C” extend up-gradient. The tails are typically

Doughstick Project Technical Report	Page 18

caught up in the finer sand deposits that grade into the over- and underlying mudstones, whereas the heart of the roll-front (ore-grade mineralization) lies within the more permeable and porous sandstones toward the middle of the fluvial channels. Figure 6 shows a conceptual model of a typical roll front. The uranium deposits at the Doughstick Project generally do not outcrop at the surface, thus the exploration program requires drilling for discovery and to make grade/thickness determinations based on drill cuttings samples and geophysical log signature. Once the initial trend of the geochemical front is established, subsequent exploratory drilling continues along the trend utilizing a series of bore hole “fences” drilled normal to the front at pre-determined distances between fences. Critical information derived from the results of the exploratory drilling including mineralization and roll-front trends, the nature and distribution of the uranium deposits, host sandstone body characteristics, and other geologic data which are utilized for describing the potential deposit.

11.   MINERALIZATION

Mineral resources on the Doughstick Project properties occur within sand bodies of the Eocene age Wasatch Formation in what is identified as the “A” Sand host unit. A nearly continuous body of mineralization occurs within the “A” Sand along three stacked trends (roll fronts) in Section 21. One trend, called the “A2” is in a slightly shallower horizon and the other, the “A1” trend, is divided into two sub trends, the A1 middle (A1M) and A1 lower (A1L). These two related trends are slightly deeper. Additional mineralization is in the southern half of Section 28, T43N, R76W (North Jane). The trend located here is a continuation of the mineralization in the “A” Sand from the north but with a barren gap between the two areas. The depth to the top of mineralization for the “A” Sand ranges from 396 feet to 662 feet from surface, and averages 557 feet in depth. Figure 7 provides a cross section through the mineral trend in Section 28, and Figure 8 presents a cross section through the trend in Section 21. The cross sections illustrate the relative position of the host “A” Sand in the Doughstick Project area.

Figure 9 illustrates the plan view of mineralized trends found at the Doughstick Project area, including the Doughstick mineralization and the North Jane mineralization. It should be noted that minimal amounts of mineralization were detected in two drill holes in the “B” and “F” Sands of the Wasatch Formation, which lie stratigraphically above the “A” Sand. However the mineralization noted in these sands was insufficient in amount and area to be considered for inclusion in this mineral resource estimation.

The mineral resource estimate in this Technical Report is based on 67 drill holes with mineralization of greater than the minimum 0.2 GT cutoff. The basic mineralization parameters follow.

Mineralization Thickness

Mineralized thickness ranges from 1 to 21 feet, with an average mineralization thickness of approximately 7.1 feet, for grades greater than 0.03% eU3O8 and GT of 0.20 or greater.

Grade

The average grade of the Measured resource, based on eU3O8 (radiometric equivalent weight percent) for GT > 0.20 is 0.088% eU3O8; the average grade of the Indicated resource is 0.079%

Doughstick Project Technical Report	Page 19

eU3O8. The combined Measured and Indicated resources average grade is 0.082% eU3O8. Mineral resource estimates detailed in Section 19.0 below were determined by the GT contour method. Average grade is dependent upon cutoff assumptions. For both GT cutoffs of 0.20 and 0.50, grades for Measured and Indicated resources range from a low of 0.069% to a maximum of 0.151% eU3O8. At a GT cutoff of 0.20, the average grade for all resources (the total of Measured, Indicated and Inferred) is 0.078% eU3O8 within the “A” Sand at the Doughstick Project properties.

Trend Length

The exploratory drilling completed for the project defines a mineralized trend in the “A1M”, “A1L”, and “A2” sand trend of 4,800 feet in Section 21, T43N, R76W. A distance of approximately 3,800 feet was found in Section 28, T43N, R76W, on the identical sands for a total mineralization trend of approximately 8,600 feet in Sections 21 and 28, T43N, R76W.

Trend Width

Using a minimum GT value of 0.20, the width of the two trends in the Doughstick Project area ranges from 50 to 200 feet, and averages approximately 100 feet. In the central part of Section 21, the two trends are side by side producing the widest area of mineralization. Elsewhere, the two trends are sub-parallel but separated.

12.   EXPLORATION

As discussed in Section 8.2, Uranerz/Arkose conducted its own exploration program by drilling 171 holes on the Doughstick Project properties area during 2006, 2007, 2008, and 2009. Exploration efforts previous to those of Uranerz produced limited data and mixed results. Data from the current Uranerz and historic geophysical and lithological logs are considered reliable for the purposes of this estimate. The following summarizes the exploration activities that have occurred at the Doughstick Project area:

  79 exploratory drill holes completed by CCI and others during the time period between the late 1960’s and early 1980’s;
  14 exploratory drill holes completed by Uranerz in 2006;
  57 exploratory drill holes completed by Uranerz in 2007;
  50 exploratory drill holes completed by Uranerz in 2008 and 2009; and
  50 exploratory drill holes completed by Arkose in 2009 (North Jane).

The results of the Uranerz and Arkose drilling programs were the primary sources of information used in this mineral resource report with the historic data used secondarily. These data demonstrate that mineralization is present on the property and define the spatial attributes of the mineralization.

The Uranerz database also includes the results of chemical analysis and leach tests of samples from two core holes conducted by Energy Laboratories, Inc. for Uranerz in 2008. A discussion of the results of the core testing is provided in Section 20 of this Technical Report.

Doughstick Project Technical Report	Page 20

13.   DRILLING

Conventional water based mud drilling methods were used to drill the approximately 250 boreholes (Uranerz/Arkose plus historical) at the Doughstick Project area. This mineral resource estimate used data from all the drill holes, including two Uranerz cored holes with grade, thickness and GT data.

Uranium Exploration Drill Holes

Common practice for uranium exploration drilling is to drill exploration holes vertically using conventional rotary drill rigs circulating drilling mud and using approximately five-inch diameter bits. The cuttings are typically collected from five-foot vertical intervals and laid out on the ground in rows of 20 samples (each row representing 100 feet in boring depth) by the driller. The site geologist typically examines and documents the cuttings in the field to determine lithology and geochemical alteration, i.e., oxidized or reduced geochemistry.

Upon completion of the drilling, the drill holes are logged, from the bottom of the hole upward, with a gamma-ray, spontaneous-potential, and resistivity tool by either a contract logging company or a company-owned logging truck. The locations of the holes are recorded in the field by the site geologist using a Global Positioning System (GPS) unit.

The Doughstick Project properties lay just to the west of the Powder River Basin synclinal axis and the host Wasatch Formation dips approximately 1-2 degrees to the northeast. As the drilling was conducted vertically, the relationship between the mineralized thickness interpreted from logging results and the true thickness of mineralization will have only slight variation, and will not have an impact on the mineral resource estimate, nor would a slight variation in horizontal location impact the mineral resource estimate.

In the Author’s opinion, the data collected within the Doughstick Project area have been collected in a reliable manner consistent with standard industry practices, and the Author has relied upon these available data to prepare this mineral resource estimate.

CBM and Oil Exploration/Production Well Drilling

Within the area which encompasses the Doughstick mineralized properties, there are 12 CBM wells all of which are actively producing wells, according to the Wyoming Oil and Gas Conservation Commission (WOGCC) records (WOGCC, 2009). The CBM wells range in depth from approximately 1,400 feet to 1,550 feet within the property boundary. The CBM target beneath the Project Area is the Big George coal seam, which ranges locally from approximately 70 to 140 feet thick, and averages approximately 775 feet below the uranium mineralization in this area. As indicated, the CBM production zones are significantly below the anticipated uranium recovery production zone.

Within the Doughstick project area boundary there are no producing, plugged or abandoned oil wells.

14.   SAMPLE METHOD AND APPROACH

Downhole geophysical logs and grade calculations provided by Uranerz/Arkose were used as the

Doughstick Project Technical Report	Page 21

primary source of data for defining the Doughstick project properties mineralization. As indicated in Section 12.0, recent exploration included 171 holes that were drilled by Uranerz/Arkose, and 79 by others. The exploratory drill hole fences were spaced approximately 400 feet along trend and generally 50 feet perpendicular to the trend on the fences, see Figure 9 for an illustration of the spacing and density of the exploratory drill holes.

Quality control for coring and field sampling performed by Uranerz/Arkose utilizes training, demonstration of basic geological abilities by field personnel, and management oversight. Exploratory drill hole cutting samples are recovered in a wet or damp condition and soon after they are described by a field geologist. Down hole electric logging is checked against the driller’s logs and the gamma detection instruments are calibrated in the Casper, Wyoming United States Department of Energy test pits approximately every 60 days. Records are kept on all these activities.

Core samples were recovered from two holes cored during the 2008 Uranerz/Arkose drilling for chemical testing for the purpose of disequilibrium determination and the amenability to ISR techniques. A discussion of the test results is found in Section 20.0 of this report.

The data are considered accurate and reliable for the purpose of completing a mineral resource estimate.

15.   SAMPLE PREPARATION, ANALYSES AND SECURITY

The core samples, discussed in Section 14.0, were recovered and handled in the field by trained and qualified personnel under the supervision of Uranerz/Arkose field staff and management. Laboratory sample preparation and analysis were conducted by Energy Laboratories, Inc. (Energy Labs) in Casper, Wyoming using standard operating procedures with testing methods and test results checked through a quality assurance/quality control program. The results of the chemical tests were not used directly for this mineral resource estimate but were used as a basis for the assumption of equilibrium conditions provided in Section 20.0 of this report. As previously discussed in Section 14.0, the data are considered accurate and reliable for the purpose of completing a mineral resource estimate of the property.

16.   DATA VERIFICATION

The mineral resource estimate presented herein was developed based on geophysical data, grade calculations, lithological logs, and cross sections from 250 exploratory holes drilled by Uranerz and others, within the Doughstick Project area. These data were used to identify the sand host, mineralization depth, and grade and thickness of mineralization. The grade calculation data were checked for accuracy of depth, thickness, grade and host sandstone identification against the geophysical logs, and the data were confirmed. The drill hole locations were plotted on and checked for accuracy by comparison with the original drill hole map, and confirmed. The data have been verified by the Author to the extent possible and within the limits discussed in Sections 14.0 and 15.0.

17.   ADJACENT PROPERTIES

Uranerz and Arkose hold mineral rights to a large area in the Pumpkin Buttes Mining District

Doughstick Project Technical Report	Page 22

including the Doughstick Project properties. Some of the Uranerz properties are planned for development (see Figure 2). These lands either have identified or indicated the potential for mineralization in the Wasatch Formation. Some of these properties are within or adjacent to areas of known mineralization and/or past production. The following table summarizes land holdings in the vicinity of the Doughstick Project area. It also identifies four additional properties near the Doughstick Project area that are owned by other operators.

Table 17-1 Adjacent Properties in Pumpkin Buttes Mining District

Property	Ownership	Township	Range	Claims and Leases	Approximate Acreage
Arkose Properties	Arkose Mining Venture	T41- 44N	R74 – 78W	4,109 +/-	88,367 net
Nichols Ranch	Uranerz	T43N	R76W	36	840
Collins Draw	Uranerz	T42/43N	R76W	38	760
North Rolling Pin	Uranerz	T43N	R76W	65	1,300
C-Line	Uranerz	T43N	R75W	40	800
Hank	Uranerz	T43N/44N	R75W	66	2,310
West North Butte Satellite Properties	Uranerz	T44N	R76W	145	2,900
Verna Ann/Niles Ranch	Uranerz	T44N	R74/75W	7	140
Moore Ranch	Uranium One	T41/42N	R74/75W	91	3,214
North Butte	Cameco	T44N	R76W	Not Available	Not Available
Ruth	Cameco	T42N	R77W	Not Available	Not Available
Ruby Ranch	Cameco	T43N	R74W	Not Available	Not Available

This Technical Report addresses only the Doughstick Project properties and not the other adjacent properties identified in the table above. Existing reports (published and unpublished) for several of these adjacent properties (Brown 2006, 2006a, 2006b, 2007, 2009; Berglund 2006,

Doughstick Project Technical Report	Page 23

2007, 2007a; BRS, 2006, 2007 and TREC, 2008, 2008a, 2008c, 2009) provide estimates of mineral resources.

The following estimates of in-place tonnage and grade presented in the table below are based on reports and data that were prepared by Uranerz and/or other operators. Independent qualified person verification under NI 43-101 and CIM standards has not been completed for all of these estimates. The highlighted estimates are not considered by the Authors to be reliable for use in mineral resource estimates.

Table 17-2 Adjacent Property Estimates of In-Place Tonnage and Grade

Property	Source	Tons	Avg. Grade % eU3O8
Doughstick	Brown, 2007	86,120	0.067
Collins Draw	Brown, 2006b	318,392	0.089
North Rolling Pin	Berglund, 2007	597,863	0.053
Nichols Ranch	Brown, 2009	1,293,661	0.114
Nichols Ranch	BRS, 2007	1,042,247	0.109
South Doughstick	TREC, 2009	945,687	0.121
WNB Satellite Properties (West North Butte + East North Butte + Willow Creek)	TREC, 2008c	926,293	0.153
Moore Ranch	BRS, 2006	5,507,616	0.100

The Author has not verified the information and data used from the adjacent properties, and this information is not necessarily indicative of the mineralization on the Doughstick Project properties that is the subject of this Technical Report.

The Author has no material interest in the Doughstick Project properties or the adjacent properties discussed above.

18.   MINERAL PROCESSING AND METALLURGICAL TESTING

Initial, limited metallurgical testing of core samples from the Doughstick Project was completed by Energy Labs and the results were summarized in a report dated January 16, 2009. The evaluation included two separate core samples from two Uranerz core holes. The test results on equilibrium were slightly towards the negative, but due to the limited sample set (and data on cores from near-by Nichols Ranch and South Doughstick) the calculated disequilibrium values were not used, and radiometric equilibrium (disequilibrium factor of 1.0) was assumed for the mineral resource calculation. Molybdenum and vanadium total metals were also tested and were in normal ranges within the limited dataset. In addition, a leach test was conducted by Energy Laboratories on samples from the Uranerz core holes; results dated January 16, 2009 by Energy

Doughstick Project Technical Report	Page 24

Laboratory, and indicate that the host sand is amenable to ISR mining, however additional testing is recommended to evaluate recovery efficiency of the uranium from the host sand by alkaline lixiviant leaching.

Aside from the testing described above, the Author is not aware of any previous mineral processing or metallurgical testing for uranium deposits on the Doughstick Project properties. However, successful commercial mineral processing and metallurgical pilot ISR tests have been performed on at least four areas in proximity to the Doughstick Project properties and within the Pumpkin Buttes Mining District, as described below.

1.

The Christensen Ranch ISR project is located in T44N, R76W, Section 6. Sodium bicarbonate leachate was used, and the project evolved into a commercial operation that has produced more than three million pounds of yellowcake to date.

2.

Ruth pilot plant operated during 1982 through 1984 and produced 32,000 pounds of U3O8 using sodium bicarbonate lixiviant. Ground water restoration was successfully accomplished to the satisfaction of the regulatory agencies as a part of this test. This plant was located in T42N, R77W, Section 14 and was operated by Uranerz U.S.A., Inc.

3.

Collins Draw pilot plant operated 1980 through 1982 and produced approximately 15,000 pounds U3O8. Both ammonia and sodium bicarbonate leach solutions were used individually in adjacent well field pattern areas. This project was located in T43N, R76W, Section 35 and was operated by CCI.

4.	North Rolling Pin pilot plant operated during 1975 and produced “granular yellowcake,” but the quantity is unknown. This project was located in T43N, R76W, Section 15 and was operated by CCI.

19.   MINERAL RESOURCE AND MINERAL RESERVES ESTIMATES

19.1    Estimate Classification

This section presents an estimate of Measured, Indicated, and Inferred mineral resources as defined in Section 1.2 of NI 43-101. Estimates of mineral reserves are not included in this Technical Report.

19.2    Qualified Persons

The following mineral resource estimates were prepared by the following qualified person: Douglass Graves, P.E., TREC, Inc. This qualified person is independent of Uranerz/Arkose and has no material interest in the Doughstick Project properties or other adjacent properties.

Mr. Graves has over 30 years of professional engineering and project management experience including site and geotechnical investigations, feasibility studies, and design and construction for oil and gas processing, mineral processing, and mining facilities, impoundments, and reclamation in the United States and Russia.

Doughstick Project Technical Report	Page 25

19.3    Quantity and Grade

Various economic and mining parameters will enter into the final cutoff grade and/or grade-thickness (GT) to be incorporated into the in-ground mineral resources during the economic evaluation stage of this project. The two GT cutoff grades expressed within this report were used for different reasons: the 0.20 GT was used to present an appropriate value relative to current ISR operations and is recommended for reporting purposes; the 0.50 GT has been used to highlight the areas of highest mineralization. The estimated GT, quantity, and grade for Measured, Indicated, and Inferred resources of the “A” (100) Sand unit for the Doughstick Project are presented in the following tables. Figure 9 presents the GT contour map for the evaluated area.

Table 19-1: Mineral Resources Summary

Mineral Resource Estimates: Measured, Indicated, and Inferred

Doughstick Mineralization (Uranerz Owned)

Measured Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	112,140	76,067	0.074
0.50	62,421	34,354	0.091

Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	407,603	274,162	0.074
0.50	233,359	78,647	0.148

Measured + Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	519,743	350,228	0.074
0.50	295,780	113,001	0.131

Doughstick Project Technical Report	Page 26

Inferred Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	82,339	73,626	0.056
0.50	23,755	14,524	0.082

Doughstick Mineralization (Arkose Owned)

Measured Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	20,782	15,525	0.067
0.50	10,718	5,722	0.094

Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	34,037	24,114	0.071
0.50	18,774	10,284	0.091

Measured + Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	54,819	39,639	0.069
0.50	29,492	16,006	0.092

Inferred Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	5,642	6,276	0.045
0.50	0	0	-

Doughstick Project Technical Report	Page 27

North Jane Mineralization (Arkose Owned)

Measured Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	124,173	54,675	0.114
0.50	104,336	34,550	0.151

Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	269,148	148,827	0.090
0.50	207,735	86,541	0.120

Measured + Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	393,321	203,502	0.097
0.50	312,071	121,091	0.129

Inferred Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	0	0	-
0.50	0	0	-

Total Doughstick and North Jane Mineralization (Arkose Ownership)

Measured Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	144,955	70.201	0.103
0.50	115,054	40,272	0.143

Doughstick Project Technical Report	Page 28

Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	303,185	172,940	0.088
0.50	226,509	96,825	0.117

Measured + Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	448,140	243,141	0.092
0.50	341,563	137,097	0.125

Inferred Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	5,642	6,276	0.045
0.50	0	0	-

Total Doughstick and North Jane Mineralization Resource
(Uranerz and Arkose ownership combined)

Measured Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	257,095	146,267	0.088
0.50	177,475	74,626	0.119

Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	710,788	447,102	0.079
0.50	459,868	175,472	0.131

Doughstick Project Technical Report	Page 29

Measured + Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	967,883	593,369	0.082
0.50	637,343	250,098	0.127

Inferred Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	87,981	79,903	0.055
0.50	23,755	14,524	0.082

19.4   Assumptions and Methods

The mineral resource estimates were completed using accepted methods mandated by NI 43-101 and CIM standards. In order to “normalize” calculations, certain assumptions were incorporated throughout all calculations. The assumptions and methods are as follows:

Assumptions:

1.	Radiometric equilibrium multiplier is 1.00.
2.	The unit weight of the ore zone is 15.5 cubic feet per ton, based on historical data in the region (Hazen, 1980).
3.	All geophysical logs are assumed to be calibrated per normal accepted protocols, and grade calculations are accurate.

Methods:

In the Author’s opinion, the resource can be defined by existing drilling information which is of sufficient density and continuity to identify a slightly meandering north-to-south mineralized trend of approximately 4,800 feet in the Section 21 (Uranerz) mineralized trend and 3,800 feet in the Section 28 (Arkose) mineralized trend (see Figure 9). The data appear to meet the criteria for “measured” and “indicated” mineral resources under the CIM standards on mineral resources and reserves. The mineral resources are reported based on GT cutoffs of 0.20 and 0.50. The 0.20 GT cutoff is recommended for reporting purposes.

The grade and mineralized zone thickness were obtained from recent exploratory drilling data as discussed in Section 13.0. Section 11.0 provides relevant data regarding the average parameters of the mineralized zones. The mineralization is located in the “A” (100) Sand of the Eocene age Wasatch Formation and this sand member was evaluated for this mineral resource estimate.

Doughstick Project Technical Report	Page 30

The mineral resource estimates shown below were calculated using a GT (Grade x Thickness) contour method. The GT values of the subject sand intervals for each hole were plotted on a drill hole map and contour lines were drawn along the mineralization trend. The contour map was developed from the calculated GTs for various GT ranges (see Figure 9). The areas within the GT contour boundaries, up to certain distances from the drill hole, were used for calculating estimates for Measured, Indicated and Inferred resources. The contained pounds of uranium were calculated using the following formula:

Mineral Resource, pounds = (Area, ft2) X (GT, %-ft) X (20 lbs) X (DEF) / (RD, ft3/ton)

Area (ft2) = Area of influence in square feet (measured from contour interval)
GT (percent x feet) = Ore grade in percent times feet thickness of mineralization
20 (1% of a ton) = 1% of a ton (20 pounds)
DEF (1.00) = Disequilibrium factor (1.00)
RD (15.5) = Rock density (15.5 cubic feet/ton)

Tonnage was calculated based on sand thickness and density for a given GT contour area.

19.5   Additional Considerations That Could Materially Affect Mineral Resources

There are situations that could potentially impact the realization of the mineral resource estimate presented herein. These could be associated with acquiring the permits needed to develop the resource, third party intervention, difficulties implementing the project due to inadequate infrastructure or limited access to the resource along adjacent property boundaries. These potential issues are discussed below.

Infrastructure: Generally, the existing needed infrastructure (power, water and transportation) is located within reasonable proximity to the Doughstick Project area to support an ISR mining operation. Existing infrastructure is associated with local oil, gas, and CBM development. However, access to certain areas in the Doughstick Project area (alluvial valleys) may be difficult.

Hydrogeology: Over a portion of the Doughstick Project area the host “A” (100) Sand is not separated from the stratigraphically higher “B” Sand aquifer by an aquitard which overlies the “A”. An aquitard however, does confine the combination “A” / “B” aquifer above the “B” horizon over all of the Doughstick Project area. Hydrologic testing and review should be conducted to confirm or preclude this as a potential issue.

Permits/Licenses: Mine development will require approval of a number of permits. These include the NRC Source Material License and the Permit to Mine issued by the WDEQ/LQD. These requirements are discussed in more detail in Section 6.7.

Socioeconomic and Political Environment: Wyoming mines have produced over 200 million pounds of uranium from both conventional and ISR mine and mill operations. The state has been ranked as the number one US producer of uranium since 1994. Uranium has been produced by ISR mining operations in the Powder River Basin within a few miles of the Doughstick Project. Wyoming generally is in favor of mine developments provided the operators comply with established environmental regulations.

Doughstick Project Technical Report	Page 31

Project Boundary: The extreme northern and southern limits of the Doughstick Project area may not be developable unless Uranerz/Arkose obtains control of the mineral rights and surface use to the north and south of the Project area. This is due to the typical license/permit requirements for monitoring well rings around the limits of the mined area. This requirement will necessitate a set back from the northern and southern boundaries of the Doughstick Project for installation of the monitoring well rings unless mining rights are secured or agreements are reached with the mineral owner.

19.6   No Economic Analyses

This Technical Report has been prepared to provide an estimate of mineral resources within the Doughstick Project area. Economic evaluation of the Doughstick Project mineralization described herein was not completed, and the estimates presented herein are solely estimates of mineral resource pursuant to Section 1.2 of NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

20.   OTHER RELEVANT DATA AND INFORMATION

The uranium content used to develop the mineral resource estimate is derived from radiometric geophysical logs from which the uranium content is interpreted. Radiometric equilibrium exists when the ratio of Radiometric eU3O8 to Chemical U3O8 is 1. This can be determined by obtaining physical samples of the mineralized formation and conducting laboratory analyses of their uranium content. Data collected from core samples at the Doughstick Project area indicate a slight negative disequilibrium factor; however a disequilibrium factor of 1.00 was used in the development of the resources estimates presented herein due to the limited sample set and other cores tested less than one mile away on the “A” (100) Sand that indicated a positive disequilibrium factor.

Core sample leach testing was conducted and results indicate that the host sand is amenable to ISR mining, however additional testing is recommended to evaluate recovery efficiency of the uranium from the host sand by alkaline lixiviant leaching.

21.   INTERPRETATIONS AND CONCLUSIONS

This Technical Report summarizes the estimated mineral resource within the Doughstick Project area held by Uranerz and Arkose in the Pumpkin Buttes Mining District of the Powder River Basin, Wyoming, via 32 unpatented lode mining claims, 14 fee mineral leases, and two Surface Use Agreements. The Doughstick Project claims and fee leases encompass approximately 880 acres (See Figures 2 and 3). The estimated Measured and Indicated mineral resource at a 0.2 GT cutoff for the Doughstick Project is approximately 967,883 pounds of eU3O8 and Inferred mineral resources of 87,981 pounds eU3O8 (Table 19-1).

Available information, including data from exploration conducted by Uranerz in 2006-2009 and by Arkose in 2009, supports the estimate of mineral resources as summarized above and detailed in Section 19.3 and 19.4. In the opinion of the Author, the Doughstick Project represents a potentially viable mineral resource for future development.

Doughstick Project Technical Report	Page 32

The quantity and grade described in this NI 43-101 Technical Report are calculated using accepted protocols and, therefore, meets the NI 43-101 classification of “Measured,” “Indicated,” or “Inferred” mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy, and Petroleum Definitions Standards incorporated by reference therein. No economic evaluation of the mineral resource for the Doughstick Project was completed by the Author at this time.

22.   RECOMMENDATIONS

The following recommendations are made for moving the property towards development:

  Conduct additional radiological disequilibrium and bench scale leach testing with additional coring to compare with previous studies at the Doughstick Project. Additional core sampling and testing can help establish equilibrium conditions at various locations along the roll fronts, which affects the mineral resource estimate quantity and bench scale leach testing will provide estimates of recovery percentages. Approximate cost: $100,000 to $200,000.

  Conduct hydrologic investigations and studies including pumping tests, determination of current groundwater levels and groundwater quality. Additionally, the results of a hydrologic investigation will be used to assess any potential issues related to partial coalescing of the “A” and “B” aquifers at the Doughstick Project. This information is important in assessing the potential success of ISR mining, and for the technical information necessary to attain state and federal permit/license. Approximate cost: $100,000 to $150,000.

  Complete an economic evaluation of the project. A preliminary assessment will estimate the economic viability for developing the resource. Approximate cost: $70,000 to $100,000.

  Conduct environmental baseline studies for preparation of state and federal permit/license applications. A number of technical and environmental studies must be undertaken for the permitting process. These will include technical reports on groundwater, the surface environment, archaeology, climate and numerous other technical details required in the submission to permitting authorities. Approximate cost: $600,000 to $800,000.

23.   REFERENCES

Berglund, Al, 2006: Willow Creek Project, Uranium Resource Estimation, prepared in March 2006.

Berglund, Al, 2007: Northwest North Butte Project, Uranium Resource Estimation, prepared in November 2007.

Berglund, A., 2007a: North Rolling Pin Project, Uranium Resource Estimation, March 2007.

Breckenridge, R.M., G.B. Glass, F.K. Root, and W.G. Wendell, 1974: Campbell County, Wyoming: Geologic Map Atlas and Summary of Land, Water, and Mineral Resources. County Resource Series (CRS-) 3, Wyoming State Geological Survey.

Doughstick Project Technical Report	Page 33

Brown, Kurtis, August 2005: North Butte Uranium Ore Reserve Estimate on the Shook, Don and UEC Claims, prepared in August 2005.

Brown, K., February 2006: Uranerz Report Geology and Uranium Reserves, Nichols Ranch Claims, Wyoming.

Brown, K., April 2006a: Uranerz Report, Geology and Uranium Reserves, Hank Claims, Wyoming.

Brown, K., September 2006b: Uranerz Report, Geology and Uranium Reserves of the Collins Draw Claims, Pumpkin Buttes, Wyoming.

Brown, K., January 2007: Uranerz Report, Geology and Uranium Reserves of the Doughstick, Pumpkin Buttes, Wyoming.

Brown, K., June 2009: Technical Report, Nichols Ranch Property Johnson and Campbell Counties, Wyoming.

BRS, Inc., June 2006, Amended and Restated March 2008: Energy Metals Corporation Report, Moore Ranch Uranium Project, Mineral Resource Report.

BRS Inc., October 2007: Technical Report, “Nichols Ranch Uranium Project” prepared for Uranerz Energy Corp.

CIM (Canadian Institute of Mining) Council, 2003: CIM Definition Standards on Mineral Resources and Mineral Reserves for 43-101 and 43-101F Reporting. Adopted November 14, 2004, 10p.

Davis, J.F., 1969: Uranium Deposits of the Powder River Basin, Contributions to Geology, Wyoming Uranium Issue, University of Wyoming.

Energy Laboratories, Inc., 2009: Laboratory Analytical Report, Arkose Projects A36-29-125C and A36-29-132C, prepared for Uranerz Energy Corporation, January 16, 2009.

Granger, H.C. and C.G. Warren, 1979: Zoning in the altered tongue with roll-type uranium deposits, IAEA-SM-183/6.

Hazen Research, Inc., 1980: Analysis of North Butte Core and Composites, Table 1. Internal report.

Rackley, R.I., 1972: Environment of Wyoming Tertiary Uranium Deposits, AAPG Bulletin Vol. 56, No. 4.

Sharp, W.N. and A.B. Gibbons, 1964: Geology and Uranium Deposits of the Southern Part of the Powder River Basin, Wyoming. U.S. Geological Survey Bulletin 1147-D, 164 pp.

State of Wyoming, State Engineer’s Office (SEO), on-line database SEO website (http://seo.state.wy.us).

Doughstick Project Technical Report	Page 34

TREC, Inc., 2009: Technical Report, South Doughstick Property, Campbell and Johnson Counties, Wyoming, USA. Prepared for Uranerz Energy Corporation, amended and restated October 12, 2009.

TREC, Inc., 2008: Technical Report, Arkose Mining Venture Project, Campbell and Johnson Counties, Wyoming, USA. Prepared for Uranerz Energy Corporation, February 27, 2008.

TREC, Inc., 2008a: Technical Report, Hank Property, Campbell County, Wyoming, USA. Prepared for Uranerz Energy Corporation, May 1, 2008.

TREC, Inc., 2008b: Preliminary Assessment, Nichols Ranch Uranium In-Situ Recovery Project, Powder River Basin, Wyoming, USA. Prepared for Uranerz Energy Corporation, July 25, 2008.

TREC, Inc., 2008c: Technical Report, West North Butte Satellite Properties, Campbell County, Wyoming, USA. Prepared for Uranerz Energy Corporation, December 9, 2008.

Uranerz Energy Corporation, 2007: Nichols Ranch ISR Project, USNRC Source Material License Application.

WOGCC, 2009 (Wyoming Oil and Gas Conservation Commission), on-line database, 2009 WOGCC web site (wogcc.state.wy.us).

Doughstick Project Technical Report	Page 35

24.     DATE AND SIGNATURE PAGE

This NI 43-101 technical report titled “Technical Report – Doughstick Project -Campbell County, Wyoming, U.S.A.” and dated January 26, 2010, has been prepared and signed by the following author.

“Signed and sealed”
Douglass Graves, P.E.

Dated at Casper, Wyoming
January 26, 2010

Doughstick Project Technical Report	Page 36

CERTIFICATE OF QUALIFIED PERSON

I, Douglass Graves, P.E., do hereby certify that:

1.	I am a principal owner and the president of TREC Inc., 951 Werner Court, Suite 395, Casper, Wyoming, USA.

2.	I graduated with a Bachelor of Science degree in Civil Engineering from Montana State University in 1982.

3.	I am a licensed Professional Engineer in Wyoming and other States and a member of the Society of Mining, Metallurgy and Exploration.

4.

I have worked as an Engineer for over 30 years with project engineering and project management experience in uranium mine development and closure and base and precious mineral mining, planning, processing, operations and closure/reclamation. My experience also includes geotechnical investigations and tailings dam design and construction management, feasibility studies, infrastructure design and construction oversight/management and cost estimating and planning for multimillion dollar projects for numerous mineral extraction companies in the USA and overseas.

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43- 101.

6.	I am the author and am responsible for the preparation of the Technical Report entitled “Technical Report, Doughstick Project, Campbell County, Wyoming, U.S.A” dated January 26, 2010.

7.	I last visited the Doughstick Project Property on November 19, 2008, as stated in Section 4.6 of the Technical Report, and have had no prior involvement with the Doughstick Project.

8.

As of the date hereof, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

9.	I am independent of the issuer applying all of the tests in NI 43-101.

10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.

11.	I consent to the filing of the Technical Report with any stock exchange and other regulatory authority.

Original Signed as of
January 26, 2010

Douglass Graves, P.E.

Doughstick Project Technical Report	Page 37

25.      ILLUSTRATIONS

CANADA
WY
WYOMING
Casper
Cheyenne
Great Divide Basin
R76W
20
21
21
28
28
32
33
33
Doughstick Area Boundary
T43N
N
0
¾ Mile

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

DOUGHSTICK PROPERTY TECHNICAL REPORT

CAMPBELL COUNTY, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
SDH	JS	DG

DOUGHSTICK PROPERTY GENERAL LOCATION MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	SDH	12.21.09
1	ISSUED FOR SUBMITTAL	SDH	01.18.10

FIGURE 1

45N-77W
45N-76W
45N-75W
44N-77W
44N-76W
44N-75W
43N-77W
43N-75W
42N-77W
42N-76W
42N-75W
41N-76W
West North Butte
East North Butte
Christensen Ranch
Willow Creek
Hank Unit
Nichols Ranch
Doughstick
South Doughstick Boundary
North Rolling Pin
Collins Draw
Ruth ISR Test Mine
JOHNSON COUNTY
CAMPBELL COUNTY
HWY 50
HWY 387
LEGEND
CLAIMS & LEASES - ARKOSE
CLAIMS - COGEMA
CLAIMS - ENERGY METALS
CLAIMS - POWER RESOURCES
CLAIMS & LEASES - URANERZ
LEASES - IRVINE (ARKOSE)
MAJOR ROADS
MINOR ROADS
1 1/2 Miles
3 Miles
0
VERIFY SCALE
SCALE 1": 3 Miles

TREC, Inc.
Engineering & Environmental Management

951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL COUNTY, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: SDH | CHECKED BY: JS | APPROVED BY: DG

ADJACENT PROPERTY LOCATIONS

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	SDH	12.21.09
1	ISSUED FOR SUBMITTAL	SDH	01.18.10

FIGURE 2

Doughstick
Legend
Arkose Property
Uranerz Property
Lower A1 Ore Body
Middle A1 Ore Body
A2 Ore Body
Area Boundary
Claims
Ownership
Surface, Minerals
State, State
Private (Fee), BLM
Private (Fee), Private (Fee)
Feet
0 500 1,000 2,000
Cottonwood
BOUNDARY
20
21
28
T43N
EB46
EB45
EB44
EB43
EB42
EB40
DS 109
DS 110
DS 111
DS 100
DS 101
DS 102
DS 103
DS 104
DS 105
DS 106
DS 18
DS 16
DS 14
DS 12
DS 8
DS 6
DS 4
DS 31
DS 29
DS 27
DS 25
DS 28
DS 26
DS 39
DS 38
DS 37
DS 20
TR 245
TR 244
TR 243
TR 242
TR 231
TR 229
BM
4762
4823
4986
5034
4953

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY 82601
www.treccorp.com
Phone (307) 265-0696
Fax (307) 265-2498

DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL COUNTY, WYOMING

PREPARED FOR
URANERZ ENERGY CORP.
CASPER, WY

CLAIM BLOCK, TOPOGRAPHIC, SURFACE & MINERAL OWNERSHIP MAP

DRAWN BY:	CHECKED BY:	APPROVED BY:
DRH	JS	DG

REV #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	DRH	12/21/09
1	BOUNDARY EDIT	DRH	01/13/10
2	ISSUED FOR SUBMITTAL	SDH	01/18/10

FIGURE 3

Tongue River
Little Powder River
Montana
Wyoming
Powder River
Caballo Creek
Belle Fourche Creek
Powder River Basin (part)
DOUGHSTICK PROPERTY
Cheyenne River
0
15
30Miles
Belle Fourche Drainage Basin
Cheyenne River Drainage Basin
Powder River Drainage Basin
N

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL COUNTY, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
SDH	JS	DG

DRAINAGE BASINS LOCATION MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	SDH	12.21.09
1	ISSUED FOR SUBMITTAL	SDH	01.18.10

FIGURE 4

Wyoming
BLM/EIS Project
Area Boundary
Black Hills
Powder
Mountains
Pumpkin Buttes
Twr
Tw
Tftr
Tft
Tftl
Tfl
Qal
Johnson
Campbell
Converse
Tisdale Mountain
Casper Arch
DOUGHSTICK PROPERTY
Casper and Laramie Mountains
Hartville Uplift
Qal Quaternary alluvium
Twr Tertiary White River Formation
Tw Tertiary Wasatch Formation
Tftr Tertiary Tongue River Member of the Fort Union Formation
Tftl Undifferentiated Tongue River and Lebo Shale Members
Tfl Tertiary Lebo Shale Member of the Fort Union Formation
Tft Tertiary Tullock Member of the Fort Union Formation
Tfu Undifferentiated Fort Union Formation
Surface mines

ERA	PERIOD	EPOCH	
CENOZOIC		PLEISTOCENE	POST-OLIGOCENE UNITS REMOVED BY EROSION
	TERTIARY	PLIOCENE	
		MIOCENE	
		OLIGOCENE	WHITE RIVER FORMATION
		EOCENE	WASATCH FORMATION
		PALEOCENE	FORT UNION FORMATION
MOSOZOIC	CRETACEOUS	LANCE HILLS FORMATION	
		FOX HILLS FORMATION	
		MESA VERDE (WEST SIDE OF BASIN) OTHER CRETACEOUS UNITS COLVERLY FORMATION AND INYAN KARA GROUP	

540
550
560
570
580
590
600
610
620
630
640
650
660
A SAND

TREC, Inc.
Engineering & Environmental Management

951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL COUNTY, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
SDH	JS	DG

GEOLOGICAL MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	SDH	12.21.09
1	ISSUED FOR SUBMITTAL	SDH	01.18.10

FIGURE 5

CONCEPTUAL MODEL OF
URANIUM ROLL FRONT DEPOSIT
(After Devoto, 1978)
Semi-permeable Rocks
Permeable Rocks
Regionally
Reduced
Hematitic Core
Roll Front
Groundwater Flow
Semi-permeable Rocks
Hematitic Core
Alteration Envelope
Ore-Stage Uranium
Ore-Stage Pyrite
Reduced Sandstone
Hematite
Magnetite
Siderite
Sulfur-S
Ferroselite
Goethite
Uraninite
Pyrite
FeS
Selenium
Ilsmannite
Molybdenite
Pyrite
Jordisite
Calcite
Pyrite
Jordisite
Calcite

TREC, Inc.
Engineering & Environmental Management

951 Werner Court
Suite 395
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL COUNTY, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: SDH
CHECKED BY: JS
APPROVED BY: DG

CONCEPTUAL URANIUM ROLL FRONT DEPOSIT

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	SDH	12.21.09
1	ISSUED FOR SUBMITTAL	SDH	01.18.10

FIGURE 6

A
WEST
A'
EAST
A36-28-055
A36-28-051
A36-28-025
A36-28-019
A36-28-015
A36-28-011
A36-28-021
A36-28-027
53'
49'
45'
57'
56'
55'
54'
COAL
120/130 SAND
110/120 SAND
BASE
100 SAND
A2
A1M
A1L
DATUM (COAL)
TRACE

Vertical Scale = 50 feet

No Horizontal Scale

Reduced Sandstone

Altered Sandstone

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

DRAWN BY: SDH | CHECKED BY: JS | APPROVED BY: DG

NORTH JANE CROSS SECTION A-A'

DOUGHSTICK PROPERTY TECHNICAL REPORT

CAMPBELL COUNTY, WY

PREPARED FOR:

URANERZ ENERGY CORP.
CASPER, WY

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	SDH	12.21.09
1	ISSUED FOR SUBMITTAL	SDH	01.18.10

FIGURE 7

B
West
U06 - 36
U07D - 7
U07D - 5
U06 - 97
U07D - 9
U06 - 95
U06 - 96
U06 - 37
U06 - 38
B′
East
47′
48′
109′
80′
100′
78′
79′
448′
Coal Marker
B SANDSTONE
(120/120 Sandstone)
(110/120 Sandstone)
BASE
A SANDSTONE A2
(100 Sandstone)
A1M
BASE
A1L
Coal Datum
Datum Coal

Vertical Scale
50 Feet
No Horizontal Scale
Reduced Sandstone
Altered Sandstone

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

DRAWN BY: SDH	CHECKED BY: JS	APPROVED BY: DG

DOUGHSTICK CROSS SECTION B-B′

DOUGHSTICK PROPERTY TECHNICAL REPORT

CAMPBELL COUNTY, WY

PREPARED FOR:

URANERZ ENERGY CORP.

CASPER, WY

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	SDH	12.21.09
1	ISSUED FOR SUBMITTAL	SDH	01.18.09

FIGURE 8

DS 26
EB45
EB46
B'
EB43
EB44
21
B
DS 109
DS 110
EB42
DS 25
EB40
DOUGHSTICK
DS 111
DS 37
DS 100
DS 101
DS 102
DS 103
DS 104
DS 105
DOUGHSTICK
DS 18
DS 16
DS 1
DS 2
DS 0
DS 8
DS 6
DS 17
DS 15
DS 13
DS 11
DS 9
DS 7
DS 5
DS 3
28
A
A'
NORTH JANE
LOWER A1 SAND
.20 - .50
.50 - .75
.75 +
.75 - 1.0
1.0 - 2.0
2.0 +
MIDDLE A1 SAND
.20 - .50
.50 - .75
.75 - 1.0
1.0 +
1.0 - 2.0
2.0 +
2.0 - 3.0
3.0 +
A2 SAND
.20 - .50
.50 - .75
.75 - 1.0
1.0 - 2.0
CLAIMS LEGEND
URANERZ ENERGY CORP. (DOUGHSTICK)
ARKOSE (NORTH JANE AND DOUGHSTICK)
SCALE: 1"=650'
0
650'

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

DOUGHSTICK PROPERTY TECHNICAL REPORT

CAMPBELL COUNTY, WY

PREPARED FOR: URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: SDH
CHECKED BY: JS
APPROVED BY: DG

MINERALIZATION TRENDS AND GT CONTOURS

| REV. # | DESCRIPTION | BY | DATE |
| --- | --- | --- | --- |
| 0 | INITIAL DRAFT | SDH | 1.08.2010 |

FIGURE 9